Sales Agreement

Between

Penn Series Funds, Inc.

and

The Penn Mutual Life Insurance Company

for

Penn Mutual Variable Annuity Account III

August 22, 2008

Agreement made as of the 22nd day of August, 2008, between Penn Series Funds, Inc., a Maryland Corporation (“Penn Series”) and The Penn Mutual Life Insurance Company, a Pennsylvania corporation (“Penn Mutual”).

WHEREAS, Penn Series is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940;

WHEREAS, Penn Mutual is engaged in the business of issuing life insurance policies and annuity contracts and as part of that business has established a separate account known as Penn Mutual Variable Annuity Account III (the “Separate Account”) for the purposes of segregating assets for certain variable annuity contracts;

WHEREAS, Penn Series desires to sell to Penn Mutual for the Separate Account separate classes of shares of common stock that participate in separate investment funds and Penn Mutual desires to purchase such shares for the Separate Account.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.        Subject to and in accordance with the applicable law, Penn Series will sell to Penn Mutual for the Separate Account shares of the following classes of Common Stock (“Shares”), at such times and in such amounts as Penn Mutual shall specify:

Penn Series Growth Stock Fund Common Stock

Penn Series Large Cap Value Fund Common Stock

Penn Series Small Cap Value Fund

Penn Series Small Cap Growth Fund

Penn Series Flexibly Managed Fund Common Stock

Penn Series International Equity Fund Common Stock

Penn Series Quality Bond Fund Common Stock

Penn Series High Yield Bond Fund Common Stock

Penn Series Money Market Fund Common Stock

Penn Series Limited Maturity Bond Fund Common Stock

Penn Series Index 500 Fund Common Stock

Penn Series Mid Cap Growth Fund Common Stock

Penn Series Mid Cap Value Fund Common Stock

Penn Series Large Cap Growth Fund Common Stock

Penn Series REIT Fund Common Stock

Penn Series Strategic Value Fund Common Stock

Penn Series Large Core Growth Fund Common Stock

Penn Series Large Core Value Fund Common Stock

Penn Series SMID Cap Growth Fund Common Stock

Penn Series SMID Cap Value Fund Common Stock

Penn Series Emerging Markets Equity Fund Common Stock

Penn Series Small Cap Index Fund Common Stock

Penn Series Developed International Index Fund Common Stock

Penn Series Balanced Fund Common Stock

Penn Series Aggressive Allocation Fund Common Stock

Penn Series Moderately Aggressive Allocation Fund Common Stock

Penn Series Moderate Allocation Fund Common Stock

Penn Series Moderately Conservative Allocation Fund Common Stock

Penn Series Conservative Allocation Fund Common Stock

2.        The price per Share shall be equal to the net asset value of the Share as determined from time to time in accordance with the Investment Company Act of 1940 and as described in the prospectus of Penn Series in effect under the Securities Act of 1933 at the time of the sale of such Share.

3.        No commission or other fee shall be charged or paid to any person or entity in connection with the sale of Shares to Penn Mutual for the Separate Account.

4.        Penn Mutual will pay cash for the Shares.

5.        Penn Mutual shall not purchase Shares with the view to distribution of such Shares.

6.        Penn Series will provide Penn Mutual with copies of the then current prospectus and statement of additional information of Penn series and copies of all other periodic reports, proxy materials and all other stockholder communications of a general nature as may be necessary for the sale and maintenance of variable annuity contracts issued by Penn Mutual and funded in whole or in part through the Separate Account.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

PENN SERIES FUNDS, INC.

By:	/s/ Peter M. Sherman
Peter M. Sherman
President

THE PENN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter J. Vogt
Peter J. Vogt
Executive Vice President and Chief Financial Officer